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                                                                   Exhibit 99.5

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                  BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                      OF
                              CELLCO PARTNERSHIP
                                      AND
                         VERIZON WIRELESS CAPITAL LLC

                         Floating Rate Notes due 2003
                             5.375% Notes due 2006

                     (collectively, the "Old Securities")

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus dated       ,
2002 (the "Prospectus") of Cellco Partnership, a Delaware general partnership, and Verizon Wireless Capital LLC, a Delaware limited liability company (collectively, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Securities held by you for the account of the undersigned.

   The aggregate face amount of the Old Securities held by you for the account of the undersigned is (fill in amount):

$       of the Floating Rate Notes due 2003

$       of the 5.375% Notes due 2006

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

   [_] To TENDER the following Old Securities held by you for the account of the undersigned (insert principal amount of Old Securities to be tendered, if any):

$       of the Floating Rate Notes due 2003

$       of the 5.375% Notes due 2006

   [_] NOT to TENDER any Old Securities held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Old Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that
(i) the holder is not an "affiliate" of either Issuer, (ii) any New Securities to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Securities. If the undersigned is a broker-dealer that will receive New Securities for its own account in exchange for Old Securities, it represents that such Old Securities were acquired as a result of market-making activities or other trading activities, and it acknowledges that it

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will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

                                   SIGN HERE

  Name of beneficial owner(s):_______________________________________________

Signature(s): _______________________________________________________________

Name(s) (please print):______________________________________________________

Address: ____________________________________________________________________

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Telephone Number:____________________________________________________________

Taxpayer Identification or Social Security Number:___________________________

 Date: ______________________________________________________________________

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